Exhibit 99.1

RealD Inc. Reports Second Quarter Fiscal 2011 Financial Results

LOS ANGELES (November 2, 2010) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced the Company’s financial results for the three and six months ended September 24, 2010.

Second Quarter Fiscal 2011 Results

For the second quarter of fiscal 2011, RealD reported net revenue of $65.3 million, compared to $38.7 million for the second quarter of fiscal 2010, an increase of 69 percent.

GAAP net loss attributable to common stockholders for the second quarter of fiscal 2011 was $5.1 million, or $0.12 per diluted share, compared to a GAAP net loss attributable to common stockholders of $5.4 million, or $0.22 per diluted share, for the second quarter of fiscal 2010.

Adjusted EBITDA for the second quarter of fiscal 2011 was $16.5 million, compared to $3.9 million for the second quarter of fiscal 2010, an increase of 327 percent.  Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and reconciled to net income (loss), the most comparable measure under GAAP, in the section entitled “Use of non-GAAP financial measures.”

As of September 24, 2010, the Company had deployed approximately 9,300 RealD enabled screens, comprised of 5,600 domestic (United States and Canada) RealD-enabled screens and 3,700 international RealD-enabled screens, and representing an increase of 182% from 3,300 screens at September 25, 2009 and an increase of 24% from approximately 7,500 screens at June 25, 2010.

During the second quarter of fiscal 2011, the Company generated $1.0 million in cash from operating activities and closed the period with overall cash, cash equivalents and marketable securities of $54.3 million.

Management Comments

“RealD delivered solid results in the second quarter of fiscal 2011 led by the strength of the RealD platform and our expanding global footprint,” said Michael V. Lewis, Chairman and Chief Executive Officer of RealD.  “As our second quarter performance validates, consumer demand for a premium 3D visual experience continues to accelerate.  As a global leader in licensing 3D technologies, we believe RealD is uniquely positioned to capture this growing opportunity in 3D cinema.  We remain committed to building upon our industry leadership, and during the quarter, we expanded our 3D cinema platform both domestically and in key international markets, including Europe and Asia.”

First Half Fiscal 2011 Results

For the six months ended September 24, 2010, RealD reported net revenue of $129.8 million, compared to $64.2 million for the six months ended September 25, 2009, an increase of 102 percent.

GAAP net loss attributable to common stockholders for the six months ended September 24, 2010, was $169,000, or $0.01 per diluted share, compared to a GAAP net loss attributable to common stockholders of $15.3 million, or $0.63 per diluted share, for the six months ended September 25, 2009.

Adjusted EBITDA for the six months ended September 24, 2010 was $27.5 million, compared to $6.1 million for the six months ended September 25, 2009, an increase of 349 percent.

Fiscal Year 2011 3D Theatrical Release Schedule (as of November 1, 2010)

Fiscal Q2 2011	Film	Release Date
	The Last Airbender	7/1/2010
	Despicable Me	7/9/2010
	Cats & Dogs: Revenge of Kitty Galore 3D	7/30/2010
	Step Up 3D	8/6/2010
	Piranha 3D	8/20/2010
	Resident Evil: Afterlife	9/10/2010
	Alpha and Omega	9/17/2010
	Legends of the Guardians	9/24/2010

Fiscal Q3 2011	Film	Release Date
	My Soul To Take	10/8/2010
	Jackass 3D	10/15/2010
	Saw VII	10/29/2010
	Megamind	11/5/2010
	Tangled (Rapunzel)	11/24/2010
	The Chronicles of Narnia: Voyage of the Dawn Treader 3D	12/10/2010
	Tron: Legacy 3D	12/17/2010
	Yogi Bear	12/17/2010
	Gulliver’s Travels	12/22/2010

Fiscal Q4 2011	Film	Release Date
	The Green Hornet 3D	1/14/2011
	James Cameron Presents Sanctum 3D	2/4/2011
	Gnomeo & Juliet	2/11/2011
	Drive Angry	2/11/2011
	Justin Bieber’s Never Say Never	2/11/2011
	Mars Needs Moms 3D	3/11/2011

Source: Rentrak

Conference call information

Members of RealD management will host a conference call to discuss its second quarter fiscal 2011 financial results beginning at 4:30 pm ET (1:30 pm PT), today, November 2, 2010.  The conference will be broadcast live over the Internet, hosted at the Investor Relations section of the company’s website at www.reald.com, and will be archived online upon completion of the call.

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry, as well as RealD’s ability to generate substantial revenue from the licensing of RealD’s 3D technologies for use in the 3D consumer electronics market; 3D motion picture releases and conversions scheduled for 2010 and 2011; our ability to supply our solutions to our customers on a timely basis; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry trends, including growth in 3D content; and RealD’s projected operating results. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  The company’s quarterly report on Form 10-Q for the three months ended September 24, 2010 includes a more detailed discussion of the risks and uncertainties that may cause that could cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of non-GAAP financial measures

To supplement RealD’s financial statements presented on a GAAP basis, RealD provides Adjusted EBITDA as a supplemental measure of its performance.  The company defines Adjusted EBITDA as net income (loss), plus net interest expense, income taxes and depreciation and amortization, as further adjusted to eliminate the impact of share based compensation expense, exhibitor option expense and certain other items not considered indicative of the company’s core operating performance.

RealD presents Adjusted EBITDA in reporting its financial results to provide investors with an additional tool to evaluate RealD’s operating results in a manner that focuses on what RealD’s management believes to be its ongoing business operations.  RealD’s management does not itself, nor does it suggest that investors should, consider any such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA is used by management for planning purposes, including the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; in communications with its Board of Directors concerning financial performance; and as part of the company’s credit agreement in which Adjusted EBITDA is used to measure compliance with certain covenants.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, RealD Format and gaming technologies to consumer electronics manufacturers and content producers and distributors to enable the delivery and viewing of 3D content.  RealD’s cutting-edge 3D technologies have been used for applications such as piloting the Mars Rover.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Hong Kong; and Tokyo, Japan. For more information, please visit our website at www.reald.com.

© 2010 RealD Inc.  All Rights Reserved.

Contact:

Addo Communications

Andrew Greenebaum / Laura Foster

310-829-5400

andrewg@addocommunications.com; lauraf@addocommunications.com

RealD Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	September 24,	September 25,	September 24,	September 25,
	2010	2009	2010	2009

Revenue:
License	$23,762	$15,770	$49,552	$21,724
Product and other	41,560	22,913	80,290	42,523
Total revenue	65,322	38,683	129,842	64,247
Cost of revenue:
License	3,364	2,226	6,359	4,512
Product and other	48,135	28,131	91,758	48,546
Total cost of revenue	51,499	30,357	98,117	53,058
Gross margin	13,823	8,326	31,725	11,189
Operating expenses:
Research and development	3,425	2,605	6,404	5,005
Selling and marketing	5,333	3,879	9,438	7,781
General and administrative	8,369	3,219	14,599	5,950
Total operating expenses	17,127	9,703	30,441	18,736
Operating income (loss)	(3,304)	(1,377)	1,284	(7,547)
Interest expense	(283)	(292)	(802)	(574)
Other income (loss)	197	(450)	6,807	(460)
Income (loss) before income taxes	(3,390)	(2,119)	7,289	(8,581)
Income tax expense	824	426	1,651	953
Net income (loss)	(4,214)	(2,545)	5,638	(9,534)
Net (income) loss attributable to noncontrolling interest	187	228	(873)	465
Accretion of preferred stock	(1,096)	(3,093)	(4,934)	(6,185)
Net loss attributable to RealD Inc.
common stockholders	$(5,123)	$(5,410)	$(169)	$(15,254)

Loss per common share:
Basic and diluted	$(0.12)	$(0.22)	$(0.01)	$(0.63)

Shares used in computing earnings per common share:
Basic and diluted	42,856	24,554	33,774	24,378

RealD Inc.

Consolidated Balance Sheets

(In thousands)

	September 24,	March 26,
	2010	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$47,402	$13,134
Marketable securities	6,849	—
Accounts receivable, net	57,822	51,184
Inventories	26,196	6,539
Deferred costs – eyewear	1,619	1,842
Deferred income taxes	4,349	4,349
Prepaid expenses and other current assets	4,312	1,128
Total current assets	148,549	78,176
Property and equipment, net	4,126	2,558
Cinema systems, net	71,917	40,623
Digital projectors, net-held for sale	11,262	25,521
Goodwill	10,657	10,657
Other intangibles, net	1,964	2,024
Other assets	131	2,587
Total assets	$248,606	$162,146
Liabilities, redeemable convertible preferred stock and equity (deficit)
Current liabilities:
Accounts payable	$40,910	$37,625
Accrued expenses and other liabilities	29,204	24,608
Deferred revenue	25,130	19,430
Credit facility agreement	—	20,066
Income taxes payable	1,540	1,254
Current portion of long-term debt	2,846	9,299
Total current liabilities	99,630	112,282
Deferred revenue, net of current portion	15,479	14,144
Virtual print fee liability and customer deposits	4,642	8,331
Long-term debt, net of current portion	1,029	2,031
Deferred tax liability	4,413	4,413
Commitments and contingencies
Series C mandatorily redeemable convertible preferred stock	–	62,831
Equity (deficit)
Series A redeemable convertible preferred stock	–	1,978
Series B redeemable convertible preferred stock	–	2,970
Series D redeemable convertible preferred stock	–	19,952
Common stock	258,754	68,371
Accumulated deficit	(137,460)	(137,291)
Total RealD Inc. stockholders’ deficit	121,294	(44,020)
Noncontrolling interest	2,119	2,134
Total equity (deficit)	123,413	(41,886)
Total liabilities, mandatorily redeemable convertible preferred stock and equity (deficit)	$248,606	$162,146

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	September 24,	September 25,	September 24,	September 25,
(in thousands)	2010	2009	2010	2009

Net income (loss)	$(4,214)	$(2,545)	$5,638	$(9,534)
Add (deduct):
Interest expense	283	292	802	574
Income tax expense	824	426	1,651	953
Depreciation and amortization	3,376	1,765	6,044	3,377
Other (income) loss (1)	(197)	450	(6,807)	460
Share-based compensation expense (2)	2,352	703	3,008	1,467
Exhibitor option expense (3)	11,556	1,094	12,048	6,172
Impairment of assets and intangibles (4)	164	245	295	293
Sales and use tax (5)	2,007	1,133	4,152	1,853
Property tax (6)	241	208	447	320
Management fee (7)	87	88	175	176
Adjusted EBITDA	$16,479	$3,859	$27,453	$6,111

(1)          Includes amortization of debt issue costs, unrealized foreign currency exchange gains and losses and gain of $6.7 million from the sale of digital projectors in the three month period ended June 25, 2010.

(2)          Represents share-based compensation expense of nonstatutory and incentive stock options to employees, officers, directors and consultants.

(3)          Represents stock options granted to some of our motion picture exhibitor licensees. The amounts are recorded as contra revenue in the condensed consolidated financial statements.

(4)          Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and identifiable intangibles.

(5)          Represents taxes incurred by us for cinema license and product revenue.

(6)          Represents property taxes on RealD Cinema Systems and digital projectors.

(7)          Represents payment of management fees to our Series C mandatorily redeemable convertible preferred stockholder (included in general and administrative expense, which was terminated upon the completion of our initial public offering).